UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Scott’s Liquid Gold–Inc.

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SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

To Be Held June 4, 2014

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), will be held at 9:00 a.m., Mountain Time, on Wednesday, June 4, 2014 at the Doubletree by Hilton, 3203 Quebec Street, Denver, Colorado 80207, for the purpose of considering and acting upon the election of five directors.

Only shareholders of record at the close of business on April 16, 2014 are entitled to notice of and to vote at the meeting.

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on June 4, 2014 or any adjournment thereof: The Proxy Statement for the Annual Meeting, the form of proxy and the Annual Report on Form 10-K for the year ended December 31, 2013 are available at the Company’s website at www.scottsliquidgold.com under the “Company & Investor Relations” tab.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Barry J. Levine

Corporate Secretary

Denver, Colorado

April 28, 2014

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

i

4880 Havana Street

Denver, Colorado 80239

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2014

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held at 9:00 a.m., Mountain Time, on Wednesday, June 4, 2014 at the Doubletree by Hilton, 3203 Quebec Street, Denver, Colorado 80207, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the shareholders of the Company on or about April 30, 2014.

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s Corporate Secretary, delivering a later executed proxy before the meeting or voting in person at the meeting. If you would like to obtain directions to be able to attend the Company’s Annual Meeting of Shareholders and vote in person, you should contact the Company’s Corporate Secretary by telephone at (303) 373-4860.

All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock. Each share of the Company’s common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On April 16, 2014, the record date for shareholders entitled to vote at the meeting, the Company had 11,500,581 shares of its $0.10 par value common stock issued and outstanding.

When a quorum is present, in the election of directors, those five nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to any other matter, unless a greater number of votes are required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for such other matters, if any, so long as a quorum is present.

CONSENT TO ELECTRONIC DELIVERY OF PROXY MATERIALS

If you are a shareholder of record or a member of the Company’s Employee Stock Ownership Plan, you may, if you wish, receive future proxy statements and annual reports online rather than receiving proxy materials in paper form. Electronic delivery of proxy materials reduces the costs and environmental impact incurred by the Company in printing and mailing proxy materials. If you elect this feature, you will receive an e-mail message notifying you when the materials are available, along with a web address for viewing the materials and instructions for voting by telephone or on the Internet. You may sign up for electronic delivery at any time by visiting http://www.proxyvote.com. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future. If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following persons are the only persons known to the Company who on April 16, 2014, owned beneficially more than 5% of the Company’s common stock, its only class of outstanding voting securities:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Mark E. Goldstein 4880 Havana Street, Suite 400 Denver, Colorado 80239	Common Stock	2,926,982	(1)(2)	25.5%

Scott’s Liquid Gold-Inc. Employee Stock Ownership Plan 4880 Havana Street, Suite 400 Denver, Colorado 80239	Common Stock	860,053	(3)	7.5%

William D. Summitt 14839 Chancey Street Addison, Texas 75001	Common Stock	595,654	(4)	5.2%

Timothy J. Stabosz 1307 Monroe Street Laporte, Indiana 46350	Common Stock	579,246	(5)	5.0%

(1)	Includes 2,126,473 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mark E. Goldstein, his children, a sister, and certain other relatives. Mr. Goldstein is the sole director and sole executive officer of the Goldstein Family Corporation, and he owns 100% of the outstanding stock of the Goldstein Family Corporation. Mr. Goldstein has the sole voting and disposition powers with respect to these shares of the Company owned by the Goldstein Family Partnership, Ltd. Also includes 93,517 shares underlying stock options granted by the Company and exercisable within 60 days, and 86,670 shares held by Mr. Goldstein’s two adult and one minor child. Includes 294,600 shares held jointly by Mr. Goldstein and his spouse, and does not include 25,890 shares of the Company’s common stock owned by Mr. Goldstein’s spouse, and 500 shares underlying stock options granted on March 23, 2010 by the Company to Mr. Goldstein’s spouse as an employee and which vest over 48 months, as to which Mr. Goldstein disclaims any beneficial ownership.
(2)	Does not include 140,960 shares held by the Company’s Employee Stock Ownership Plan attributable to Mr. Goldstein’s vested interest in the plan as of December 31, 2013.
(3)	The Trustees administering the Employee Stock Ownership Plan will vote as directed by participants in the plan. Shares with respect to which the Trustees do not receive participant instructions will be voted by the Trustees in accordance with the terms of the plan.
(4)	William Summitt is the sole portfolio manager of Golconda Capital Portfolio, LP and is the sole managing member of Golconda Capital Management, LLC. This information is based on filings by Mr. Summitt with the Securities and Exchange Commission (the “SEC”).
(5)	This information is based on filings by Mr. Stabosz with the SEC.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows as of April 16, 2014, the shares of the Company’s common stock beneficially owned by each director, nominee and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

Title of Class
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Mark E. Goldstein	2,926,982	(2)(3)(4)	25.5%
Barry J. Levine	79,167	(3)	0.7%
Michael B. Hyman	10,938	(3)	0.1%
Gerald J. Laber	119,167	(3)	1.0%
Philip A. Neri	55,625	(3)	0.5%
Sharon D. Garrett	0		0.0%
All Directors and executive officers as a group (six persons)	3,191,879	(3)	27.8%

(1)	Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.
(2)	For information regarding Mr. Goldstein’s beneficial ownership of shares, see footnote 1 under the table in “Voting Securities and Principal Shareholders.”
(3)	For each named person, includes the following number of shares underlying stock options granted by the Company and exercisable within 60 days: 93,517 for Mr. Goldstein; 79,167 for Mr. Levine; 10,938 for Mr. Hyman; 37,917 for Mr. Laber; 38,569 for Mr. Neri and 260,108 for directors and executive officers as a group.
(4)	Does not include shares owned by the Company’s Employee Stock Ownership Plan under which, at December 31, 2013, Mark E. Goldstein had a vested interest in 140,960 shares.

There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Because of his beneficial ownership of the Company’s stock and his positions as President, Chief Executive Officer and Chairman of the Board, Mark E. Goldstein may be considered a parent (i.e., a controlling person) of the Company.

ELECTION OF DIRECTORS

Shareholders are being asked to elect five directors that will comprise the Company’s entire Board. As was previously disclosed, on February 26, 2014, the Board approved an increased in the size of the Board from five to six and appointed Ms. Garrett to fill the newly created vacancy. As of the date of the Annual Meeting, the number of Board members will again be fixed at five. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the five nominees for director named below. If, at the time of the meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and Position in the Company	Age	Director Since	Principal Occupation for Last Five Years
Mark E. Goldstein (Chairman of the Board, President and Chief Executive Officer; Principal Executive Officer)	58	1983	Chairman of the Board of the Company since February 2000, President and Chief Executive Officer of the Company since August 1990, Vice President-Marketing of the Company from 1982 to 1990. Employed by the Company since 1978. Mr. Goldstein was selected as a director for his extensive experience in management, marketing, sales, consumer products and other aspects of the Company’s business.

Barry J. Levine (Chief Operating Officer, Chief Financial Officer, Treasurer and Corporate Secretary; Principal Financial and Chief Accounting Officer)	55	2013	Chief Operating Officer, Chief Financial Officer and Treasurer since 2012 and Corporate Secretary since 2013. Prior to joining the Company, Mr. Levine was Director of Business Advisory Services at Hein & Associates, LLP, a leading accounting and consulting firm. Prior to that, he served as Chief Executive Officer of LGK Advisors, LLC, a national business advisory firm, from 2008 to 2011. Mr. Levine was selected as a director for his extensive management, operational, strategic planning, financial and legal experience.

Gerald J. Laber, CPA	70	2004	From 1980 to 2000, partner with Arthur Andersen L.L.P. Currently: a director, chair of the audit committee, chair of the compensation committee and member of the nominating and governance committee of Boulder Brands, Inc. (a manufacturer and distributor of health and wellness food products); a director, member of the compensation committee and chair of the audit committee of Allied Motion Technologies; and a director of Centennial Specialty Foods Corporation which was a public reporting company while Mr. Laber served as a director and which ceased being a public reporting company during the past five years. President, The Catholic Foundation for the Roman Catholic Church in Northern Colorado from January 2008 through November 2012. Investor and community volunteer since 2000. Formerly: a director and member of the audit committee of Qualstar Corporation until June 2013; a director and audit committee member of Qualmark Corporation until May 2013. Mr. Laber brings to the Board extensive experience in accounting, financial matters and strategic planning. He is also an audit committee financial expert.

Philip A. Neri	57	2011	Vice President of Sales and Marketing at Barrett-Jackson,
where he manages the company’s sponsorship and business
development programs, as well as its marketing and
merchandising endeavors. Mr. Neri has been with Barrett-
Jackson since 2006, serving as Director of Sponsorships and
Business Development prior to his promotion to Vice
President. Before joining Barrett-Jackson, Mr. Neri was
Senior Vice President of Marketing and Sales at Home
Fragrance Holdings, where his guidance and innovation led
to the revitalization of the company’s sales and marketing
program. Prior to Home Fragrance Holdings, Mr. Neri was
Senior Vice President of Sales for The Dial Corporation with responsibility for all Dial Corporation products targeting
grocery, drug, military and convenience store distribution
channels throughout the U.S. Mr. Neri was with The Dial
Corporation for 18 years and held numerous sales and
management positions throughout the company prior to his
promotion to Senior Vice President. Mr. Neri brings to the
Board extensive sales and marketing, business development
and strategic planning experience.

Sharon D. Garrett	65	Feb. 2014	Management consultant, providing advisory services, primarily to private equity companies, regarding acquisitions, divestitures, and operational process improvements. From 2007 to 2013, Ms. Garrett served as Executive Vice President for American Medical Response, the nation’s leading medical transportation company. Prior to that, Ms. Garrett served as Executive Vice President for Enterprise Services at PacifiCare Health Systems, a Fortune 200 managed care/health insurance company, from 2002 to 2006, and served as Chief Information Officer of The Walt Disney Company from 1989 to 2000. Ms. Garrett serves on the board of directors and audit committee of Ross Stores, Inc., a Fortune 500 company and the largest off-price apparel and home fashion chain in the United States. Ms. Garrett brings to the Board experience and expertise with respect to management matters, operational process improvement and technology innovation.

All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board are shown below under “Directors’ Meetings and Committees.”

There are no family relationships among the executive officers or directors of the Company. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

Vote Required

The five nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE DIRECTOR NOMINEES

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is actively involved in assessing and managing risks that could affect the Company. Part of the Board’s role is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the primary risks of the Company’s business, and the implementation by management of appropriate systems to address such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors. When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board.

Mr. Goldstein serves as both the Chairman of the Board and the Chief Executive Officer of the Company. The Company believes this is appropriate in light of Mr. Goldstein’s significant experience and leadership roles with the Company, and his in-depth knowledge of consumer products and the Company’s management, marketplace, customers, marketing, sales and strategic vision. The Company further believes Mr. Goldstein’s effectiveness in promoting the Company’s products and forming new business relationships is significantly enhanced by his role as both Chairman of the Board and Chief Executive Officer. The Board does not have a lead independent director.

EXECUTIVE OFFICERS

The Company has three executive officers. They are Mr. Goldstein, Mr. Levine and Mr. Hyman. Information regarding Mr. Goldstein and Mr. Levine is stated above under “Election of Directors.” Information concerning Mr. Hyman is as follows:

Mr. Hyman, 58, has been employed by the Company as Senior Vice President of Sales beginning in 2013. Prior to joining the Company, Mr. Hyman served as an independent sales and marketing consultant from August 2012 through December 2012, Vice President of Sales OOK Division for the Hillman Group from December 2011 through July 2012, and Vice President of Sales for Impex Systems Group from August 2007 through December 2011.

The officers of the Company are elected annually at the first meeting of the Company’s Board held after each annual meeting of shareholders and serve at the pleasure of the Board.

DIRECTORS’ MEETINGS AND COMMITTEES

During the year ended December 31, 2013, the Company had three regular Board meetings, five special Board meetings, four Compensation Committee meetings, and seven Audit Committee meetings. No member of the Board attended fewer than 75% of the meetings of the Board or of committees for which such member served during 2013. Although the Company is not listed on the NASDAQ, the Board has elected to apply the NASDAQ’s independence standards to the Board. During 2013, Mr. Goodman, Mr. Laber, and Mr. Neri satisfied the NASDAQ independence standards. Following the annual meeting, of the five members of the Board, the directors meeting the NASDAQ independence standards will be Ms. Garrett, Mr. Laber and Mr. Neri.

Compensation Committee

The primary responsibilities of the Compensation Committee include, without limitation, overseeing the development of a compensation philosophy for the Company, reviewing the compensation packages for executive officers and engaging and overseeing compensation consultants and advisers. The Compensation Committee may not delegate its authority. The Compensation Committee operates under resolutions adopted by the Board of Directors that may constitute a charter, a copy of which is attached hereto as Appendix A. The

Compensation Committee consists of three directors, each of whom is an independent director as defined under the NASDAQ rules. During 2013, the members of the Compensation Committee were Mr. Neri (Chairperson), Mr. Laber and Mr. Goodman. For 2014, Ms. Garrett will replace Mr. Goodman on this committee.

In making decisions regarding executive compensation, the Compensation Committee requests the comments of the Chief Executive Officer and the other executive officers about their compensation and considers a number of factors. In determining the executive compensation in 2012 and 2013, the Committee considered, among other things, the following matters:

Overview

•	The objectives of the Company’s compensation program;

•	What the compensation program is designed to reward;

•	Each element of compensation;

•	How the Company determines the amount (and, where applicable, the formula) for each element; and

•	How each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

Specific Factors

•	Services performed and time devoted to the Company by the executive;

•	Amounts paid to executives in comparable companies;

•	The size and complexities of the Company’s business;

•	Successes achieved by the executive;

•	The executive’s abilities;

•	The executive’s tenure;

•	The Company’s financial results;

•	Prevailing economic conditions;

•	Compensation paid to other employees of the Company; and

•	The amount previously paid to the executive.

The Compensation Committee previously determined that an outside consultant on compensation matters should be used periodically to provide information about the compensation paid to the Company’s executive officers compared to compensation paid by other companies. This is only one factor among many considered by the Compensation Committee.

The Compensation Committee also determines the fees paid to the non-employee directors, with input from the Company’s executive officers.

Audit Committee

The Audit Committee’s primary responsibilities include appointing the independent auditor for the Company, pre-approving all audit and non-audit services, and assisting the Board in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications, independence and performance and the Company’s compliance with legal requirements. The Audit Committee operates under a written charter adopted by the Board, a copy of which has been filed with the SEC and is available at the Company’s website at www.scottsliquidgold.com. During 2013 the members of the Audit Committee were Mr. Laber (Chairperson), Mr. Goodman and Mr. Neri. Each member of the Audit Committee is an independent director as defined in the NASDAQ rules. Mr. Laber has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the SEC. For 2014, Ms. Garrett will replace Mr. Goodman on this committee and is an independent director as defined in the NASDAQ rules.

DIRECTOR NOMINATION PROCESS

The Board of the Company does not have a nominating committee. The full Board performs the functions of a nominating committee. The Board believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees.

In considering an incumbent director whose term of office is to expire, the Board reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors on the Board are asked for suggestions as to potential candidates, discuss any candidates suggested by a shareholder of the Company and apply the criteria stated below. The Company may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board has not engaged professional search firms for this purpose.

The Board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly experience relevant to consumer products, personal integrity, diverse backgrounds and who meet such other criteria as may be set forth in a writing adopted by a majority vote of the Board. While the Board values a diversity of viewpoints and backgrounds, it does not have a formal policy regarding the consideration of diversity in identifying director nominees.

Pursuant to a policy adopted by the Board, the directors will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a shareholder proposal to be included in the Company’s Proxy Statement for the applicable annual meeting as set forth in Section 2.14 of the Company’s Bylaws and the rules of the SEC then in effect. See “Shareholder Proposals and Director Nominations” below.

DIRECTOR ATTENDANCE AT COMPANY ANNUAL MEETINGS

The Company does not have a policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. All directors who were then serving attended the Company’s most recent annual meeting of shareholders.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Historically, the Company has not had a formal process for shareholder communications with the Board. The Company does not believe a formal process for handling shareholder communications is necessary because the Board reviews and considers all material communications from shareholders.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics that reflects long-standing positions of the Company and contains additional provisions that address the Company’s expectations relating to ethical business conduct. The Code applies to all employees, including executive officers, and to directors. The Code concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, trading restrictions imposed on persons who are aware of material non-public information, a prohibition on taking corporate opportunities, competing fairly and honestly, diversity as an asset, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. A copy of the Code of Business Conduct and Ethics may be obtained free of charge upon request to: Corporate Secretary, Scott’s Liquid Gold–Inc., 4880 Havana Street, Suite 400, Denver, Colorado 80239. The Code is also available at the Company’s website at www.scottsliquidgold.com.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the annual and other compensation of the Chief Executive Officer and all other executive officers of the Company during the year ended December 31, 2013, for services in all capacities provided to the Company and its subsidiaries for the past two years. The Company’s compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented group of people who contribute to the Company’s success. The packages are also intended to synchronize executive compensation with the Company’s performance, motivate executive officers to achieve the Company’s business objectives, provide performance incentives and minimize undue risk to the Company. The Company’s Chief Executive Officer provides input on determining and recommending compensation packages of the executive officers other than himself.

In 2013, the Company implemented a performance-based bonus plan for the Chief Executive Officer and the Chief Financial Officer. Under the bonus plan, Mr. Goldstein and Mr. Levine each had the potential to earn a bonus equal to up to a maximum of 30% of their respective salaries if the Company achieved net income targets established by the Compensation Committee. The Company exceeded the pre-established net income targets for 2013.

For 2014, the Company intends to continue a bonus plan whereby the Chief Executive Officer and the Chief Operating Offer may each earn a bonus equal to a maximum of 30% of their respective salaries if the Company achieved net income targets to be established by the Compensation Committee.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $	Option awards $	Non-equity incentive plan compensation $	Non-qualified deferred compensation earnings $	All Other Compensation ($)(2)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark E. Goldstein	2013	342,000	60,800	—	—	—	—	41,888	444,688
Chairman of the Board, President and Chief Executive Officer	2012	342,000	—	—	—	—	—	40,196	382,196

Barry J. Levine	2013	219,616	40,000	—	42,061	—	—	19,782	321,459
Chief Operating Officer, Chief Financial Officer, Treasurer, and Corporate Secretary(3)(4)	2012	157,116	—	—	17,305	—	—	14,953	189,374

Michael B. Hyman	2013	180,000	12,500	—	10,223	—	—	15,477	218,200
Senior Vice President of Sales(4)(5)

(1)	There was no bonus plan for our executive officers in 2012. For 2013, our Board approved a performance-based bonus plan under which Mr. Goldstein and Mr. Levine each had the potential to earn a bonus equal to up to a maximum of 30% of their respective salaries if the Company achieved net income targets established by the Compensation Committee. The Company exceeded the pre-established net income targets, but Mr. Goldstein and Mr. Levine, in agreement with the Compensation Committee, received only 17.8% of their respective salaries because they believed this was in the best interest of the Company.
(2)	Certain details for “All Other Compensation” for 2013 and 2012 are summarized in the table below.
(3)	Mr. Levine began his service as Chief Operating Officer, Chief Financial Officer and Treasurer on February 27, 2012.
(4)	Amounts shown in the column “Option Awards” are the aggregate grant date fair value of stock options granted in 2013 and 2012, computed in accordance with ASC 718. For information on the valuation assumptions for the stock options, please refer to Note 1 of the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on March 28, 2014 and included with this Proxy Statement. These amounts do not necessarily correspond to the actual value that may be recognized by the officers in the future.
(5)	Mr. Hyman began his service as Senior Vice President of Sales on January 2, 2013.

	Mark E. Goldstein		Barry J. Levine		Michael B. Hyman
	2013	2012	2013	2012	2013	2012
Automobile lease/allowance (a)	$9,081	$9,081	$7,800	$6,500	$6,000	—
Income taxes on automobile lease/allowance (a)	6,390	6,890	5,280	4,930	4,060	—
Other automobile expenses	—	2,032	—	—	—	—
Memberships	2,050	4,000	—	—	—	—
Life insurance	4,330	4,150	—	—	—	—
Income taxes on life insurance	2,920	3,150	—	—	—	—
Medical plan (b)	10,995	4,671	6,702	1,547	5,417	—
Disability insurance	4,672	4,672	—	1,976	—	—
Other	1,450	1,550	—	—	—	—

Total other compensation	$41,888	$40,196	$19,782	$14,953	$15,477	—

(a)

The Company provides funds needed, plus an amount to pay resulting income taxes, to each executive officer. In the case of Mr. Goldstein, the amounts shown for 2013 and 2012 represent the lease value, and income tax on that value, for his use in 2013 and 2012 of a vehicle leased by the Company. In the case of Mr. Hyman and Mr. Levine, the amount shown for 2013 and 2012 represents a provision for their use of their personally-owned vehicles.
(b)	In addition to group life, health, hospitalization and medical reimbursement plans which are generally available to all employees, during 2012 and 2013 the Company had a plan which provided for additional medical coverage of not more than $50,000 per year for each of the Company’s executive officers.

STOCK PLANS

Executive officers and non-employee directors of the Company are eligible to receive stock awards under the Company’s 2005 Stock Incentive Plan as amended, which expires on March 31, 2015. The number of shares authorized under the 2005 Plan is 3,000,000 shares of common stock. The 2005 Plan provides for the issuance of stock awards consisting of incentive and non-qualified stock options, stock appreciation rights, restrictive stock or restrictive stock units. Eligible persons under the 2005 Plan are full-time and part-time employees, non-employee directors and consultants. Under the 2005 Plan, stock awards vest upon a change in control. All options granted in or prior to 2006 were 100% vested on the date of grant. Options granted after 2006 generally vest 1/48 of the shares subject to the options each month after the date of grant and vest fully upon a change in control, with the exception of option awards to our three non-employee directors which vested immediately, as described below.

Option Grants in 2013

During 2013, we granted: (i) an option to acquire 50,000 shares of our common stock to Mr. Levine and an option to acquire 35,000 shares of our common stock to Mr. Hyman, each with an exercise price of $0.41 per share; (ii) an option to acquire 30,000 shares of our common stock to a board member with an exercise price of $0.55 per share; (iii) an option to acquire 15,000 shares of our common stock to a regional sales manager with an exercise price of $0.55 per share; (iv) an option to acquire 15,000 shares of our common stock to a regional sales manager with an exercise price of $0.49 per share; and (v) an option to acquire 50,000 shares of our common stock to Mr. Levine with an exercise price of $0.78 per share. These options vest ratably over 48 months, or upon a change in control, expire after five years and were granted with an exercise price equal to 120% of the market value as of the date of grant. In addition, during 2013, we granted options to acquire 90,000 shares of our common stock to our three non-employee directors. These options vested on the date of grant, expire after five years and have an exercise price of $0.47, which represents 120% of the market value as of the date of grant.

Option Grants in 2012

On March 14, 2012, the Company’s Board granted a five-year option, effective on that date, for a total of 100,000 shares of common stock to Mr. Levine with an exercise price of $0.24 per share. On November 8, 2012, the Company’s Board granted a five-year option, effective on that date, for a total of 25,000 shares of common stock to a non-executive employee with an exercise price of $0.17 per share. These options vest ratably over 48 months, or upon a change in control, expire after five years and were granted with an exercise price equal to 120% of the market value as of the date of grant.

The following table summarizes information with respect to each person’s outstanding stock options at December 31, 2013.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
	Option Awards						Stock Awards
Name (a)	Number of securities underlying unexercised options # Exercisable (b)		Number of securities underlying unexercised options # Unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options # (d)	Option exercise price $ (e)	Option expiration date (f)	Number of shares or units of stock that have not vested # (g)	Market value of shares or units of stock that have not vested $ (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested # (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested $ (j)
Mark E. Goldstein	26,427	(1)	3,073	—	0.24	May 12, 2015	—	—	—	—
	41,667	(1)	8,333	—	0.25	Aug. 09, 2015	—	—	—	—
	13,800	(1)	4,600	—	0.22	Dec. 13, 2015	—	—	—	—
Barry J. Levine	43,750	(2)	56,250	—	0.24	Mar. 13, 2017	—	—	—	—
	9,375	(2)	40,625	—	0.41	Mar. 18, 2018	—	—	—	—
	1,042	(2)	48,958	—	0.78	Nov. 20, 2018	—	—	—	—
Michael B. Hyman	6,563	(3)	28,437	—	0.41	Mar. 18, 2018	—	—	—	—

(1)	These options were granted on May 13, 2010, August 10, 2010 and December 14, 2010 and vest 1/48 per month from the date of grant.
(2)	These options were granted on March 14, 2012, March 19, 2013 and November 21, 2103 and vest 1/48 per month from the date of grant.
(3)	These options were granted on March 19, 2013 and vest 1/48 per month from the date of grant.

EMPLOYMENT AGREEMENTS

On March 26, 2014, the Company entered into employment agreements with Mr. Goldstein and Mr. Levine. The agreements establish a base salary of $351,727 for Mr. Goldstein and a base salary of $234,727 for Mr. Levine. Pursuant to the employment agreements, each executive is eligible to receive an annual bonus of between 25-50% of the executive’s base salary during the applicable bonus period, provided the executive remains employed the entire calendar year, and the Board, in its sole discretion, determines that the executive and the Company, as applicable, met or exceeded all of the goals and objectives of the written annual bonus plan approved by the Board or Compensation Committee.

The agreements are for a three-year term, but may be terminated by either party before that time, with or without cause. The agreements also include terms and provisions to protect our business and confidential information, including standard non-compete, non-solicitation of clients and employees, and no-hire obligations during the term of employment. Upon either Mr. Goldstein’s or Mr. Levine’s termination of employment by the Company not for “cause,” or by Mr. Goldstein or Mr. Levine for “good reason” (as each term is defined in the employment agreement), in addition to already earned salary and any earned but unpaid bonus for the prior year, Mr. Goldstein and Mr. Levine are entitled to receive certain payments and benefits, including: (1) a severance payment equal to 18 months of their then current base salary in effect on the day of termination payable over a 18 month period; and (2) reimbursement for the costs of continuing health benefits for a period of 18 months following termination. All severance payments and benefits are subject to compliance with the restrictive covenants in the employment agreement (such as the nondisclosure, non-solicitation, and non-competition provisions) for the 18 months after termination of employment, as well as the receipt of a release from the executive officer.

STOCK OWNERSHIP REQUIREMENTS

Each non-employee director must hold the number of shares of common stock equal in value to at least the annual cash compensation of such director, determined as of September 19, 2013. Directors have three years within which to acquire such number of shares (including such number of shares to reflect any increase in cash compensation that occurs during such three year period). In the event the cash compensation of directors is increased after such three year period, directors will have an additional year to raise their ownership to reflect the increased amount of compensation, using the closing price on the day of approval of such compensation increase. Future directors will have three years within which to satisfy initial stock ownership requirements and thereafter, one year to increase their ownership following any increase in cash compensation to directors.

COMPENSATION OF DIRECTORS

As of December 31, 2013, two directors, Mr. Goldstein and Mr. Levine, were full-time executive officers of the Company and received no additional compensation for their service as a director, and Mr. Goodman, Mr. Laber and Mr. Neri were the Board’s non-employee directors. For the 2013 fiscal year, the annual director fees were $18,500 for the Audit Chair and $17,000 for the other non-employee directors. In addition, directors are eligible for option award grants under the Company’s 2005 Stock Incentive Plan. The following table shows the annual and other compensation of the non-employee directors at December 31, 2013 for services to the Company for 2013.

DIRECTOR COMPENSATION FOR 2013
Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Mark D. Goodman	12,167	(1)	0	21,643	(1)	0	0	0	33,810
Gerald J. Laber	18,500		0	9,957		0	0	0	28,457
Philip A. Neri	17,000		0	9,957		0	0	0	26,957

(1)	Mr. Goodman’s service as a director began on June 14, 2013 and he received an inducement grant of an option to acquire 30,000 shares at the time he joined the Board. In addition, he received an option to acquire 30,000 shares as part of the regular annual grant of options to Board members.

For the 2014 fiscal year, the annual director fees have been increased to $22,500 for the Audit Chair and to $21,000 for the other non-employee directors.

The following table summarizes information with respect to each non-employee director’s outstanding stock options at December 31, 2013:

	Outstanding Options at December 31, 2013
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price $	Option Expiration Date
Gerald J. Laber	25,000	(1)	5,000	0.23	Aug. 09, 2015
	22,500	(1)	7,500	0.20	Dec. 13, 2015
	30,000	(2)	0	0.47	July 23, 2018
Philip A. Neri	8,750	(3)	6,250	0.37	Aug. 18, 2016
	27,944	(2)	0	0.47	July 23, 2018
Mark D. Goodman	3,750	(4)	26,250	0.55	June 13, 2018
	19,300	(2)	0	0.47	July 23, 2018

(1)	These options were granted on August 10, 2010 and December 14, 2010 and vest 1/48 per month from the date of grant.
(2)	These options were granted on July 24, 2013 and vested immediately.
(3)	These options were granted on August 19, 2011 and vest 1/48 per month from the date of grant.
(4)	These options were granted on June 14, 2013 and vest 1/48 per month from the date of grant.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2013.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	694,500	$0.35	2,305,800
Equity compensation plans not approved by security holders	0	0	0
Total	694,500	$0.35	2,305,800

CERTAIN TRANSACTIONS

The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the SEC reports regarding changes in their beneficial ownership of shares in the Company. To the Company’s knowledge, based solely upon review of Forms 3, 4 and 5, and amendments thereto furnished to the Company, there was full compliance with all Section 16(a) filing requirements applicable to those persons for reports filed in 2013.

COMPANY ACCOUNTANTS

General

EKS&H LLLP served as the Company’s independent auditors for the fiscal year ended December 31, 2013 and has been selected by the Audit Committee of the Board as the Company’s independent auditors for the fiscal year ending December 31, 2014. EKS&H LLLP has been the Company’s independent auditors since June 2003. A representative of EKS&H LLLP is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if the representative so desires. Such representative also is expected to be available to respond to appropriate questions at that time. The selection of EKS&H LLLP as the Company’s independent auditors for the fiscal year ending December 31, 2014 will not be submitted for a vote at the Annual Meeting of Shareholders, which is consistent with the Company’s prior governance practices.

Report of Audit Committee

March 19, 2014

To the Board of Scott’s Liquid Gold-Inc.:

We have reviewed and discussed with management the Company’s audited financial statements. We have discussed with EKS&H LLLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 16 as adopted by the Public Company Accounting Oversight Board (“PCAOB”). We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the SEC.

The Audit Committee is composed of the three directors named below, all of whom are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

The Board has adopted a written charter for the Audit Committee.

Submitted by the members of the Audit Committee of the Board for 2013.

Gerald J. Laber, Chairman

Mark D. Goodman

Philip A. Neri

The preceding information under the caption “Report of Audit Committee” shall be deemed to be “furnished” but not “filed” with the SEC.

Disclosure of Auditor Fees

The following is a description of the fees billed to the Company by its independent auditor (EKS&H LLLP ) for each of the years ended December 31, 2013 and 2012.

Audit and Non-Audit Fees	2013	2012
Audit fees	$78,324	$69,261
Audit-related fees	0	0
Tax fees	16,850	16,281
All other fees	39,000	0

Total	$134,174	$85,542

Audit fees are for the audit of the Company’s annual financial statements and the review of the Company’s Annual Report on Form 10-K. Audit-related fees include required review of certain filings with the SEC, issuance of consents, review of correspondence between the Company and the SEC and services concerning internal controls. Tax fees primarily include tax compliance, tax advice, including the review of, and assistance in the preparation of, federal and state tax returns. Other fees primarily related to software advisory services.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited pre-approval authority to its chairperson. The chairperson is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting. All of the audit and non-audit services disclosed in the table above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before December 31, 2014. Shareholder director nominations and shareholder proposals to be presented at the annual meeting pursuant to our bylaws must be received no earlier than January 5, 2015 and no later than February 4, 2015.

Shareholder Proposals

A shareholder proposal will only be considered at an annual meeting of the shareholders if such proposal is properly brought before the meeting pursuant to Section 2.13 of the Company’s Bylaws or if such proposal is properly made in accordance with Rule 14-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the notice of meeting given by the Board.

To bring a proposal before an annual meeting, a shareholder must (i) be a shareholder of record both at the time of giving notice and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.13 as to such business.

For a proposal to be properly brought by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company and (ii) provide any updates or supplements to such notice as required by Section 2.13. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the later of (i) 90 days prior to such annual meeting, or (ii) the date that is 10 days after the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

To be in proper form, a shareholder’s notice must set forth certain information as described in the Bylaws regarding (i) the proposing shareholder, beneficial owner of the shares, if different from the shareholder, the shareholder’s affiliates and any person acting in concert with the shareholder (collectively, a “Proposing Person”), and (ii) any proxy arrangements, “synthetic equity interests,” “stock borrowing arrangements,” performance fees related to any increase or decrease in the price or value of the Company’s shares, other persons responsible for formulating or involved in the decision to bring the proposal before the meeting, and any other information relating to the Proposing Person that would be required to be disclosed in a Proxy Statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

Additionally, as to each item of business that the shareholder proposes to bring before the annual meeting, the shareholder’s notice must set forth: (i) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a reasonably detailed description of all agreements, arrangements and understandings (a) between or among any of the Proposing Persons or (b) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business.

The shareholder providing notice of a proposal to be brought before an annual meeting is responsible for further updating and supplementing the information previously provided to the Company in connection with the proposal so that the information provided or required to be provided is true and correct as of the record date of the annual meeting and through the date of the meeting or any adjournment or postponement thereof.

No business may be brought by a shareholder before an annual meeting other than in compliance with Section 2.13 of the Company’s Bylaws.

Shareholder Director Nominations

To nominate a person for election to the Board at a meeting, a shareholder must (i) be a shareholder of record both at the time of giving the notice provided for in Section 2.14 of the Company’s Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.14 as to such nomination.

For a shareholder to make any nomination of a person for election to the Board at an annual meeting, the shareholder must (i) provide Timely Notice (as defined above) thereof in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company and (ii) provide any updates or supplements to such notice as required by Section 2.14.

To be in proper form, a shareholder’s notice to the Corporate Secretary of the Company must set forth certain information as described in the Bylaws regarding (i) the nominating shareholder, beneficial owner of the shares, if different from the shareholder, the shareholder’s affiliates and any person acting in concert with the shareholder (collectively, a “Nominating Person”), and (ii) any proxy arrangements, “synthetic equity interests,” “stock borrowing arrangements,” performance fees related to any increase or decrease in the price or value of the Company’s shares, other persons responsible for formulating or involved in the decision to bring the proposal before the meeting, and any other information relating to the Nominating Person that would be required to be disclosed in a Proxy Statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act.

Additionally, as to each person whom a Nominating Person proposes to nominate for election as a director, (i) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to Section 2.14 if such proposed nominee were a Nominating Person, (ii) all information relating to such proposed nominee that is required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected), (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (or any successor regulations) if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (iv) a completed and signed questionnaire, representation and agreement as provided in Section 2.14.

The Company may also require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the Company’s corporate governance guidelines or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

Any nominee for election to the Board must meet certain qualification criteria. A proposed nominee must (i) be capable of demonstrating to the reasonable satisfaction of Board or a committee thereof, in its sole discretion, an understanding of basic financial statements, (ii) be over 21 years of age, (iii) have relevant business experience (taking into account the business experience of the other directors) and high moral character, in each case as determined by the Board or a committee thereof, in its sole discretion, and (iv) satisfy such other criteria for service on the Board as may be set forth from time to time by the Company.

The shareholder providing notice of a nomination of a person for election to the Board is responsible for further updating and supplementing the information previously provided to the Company in connection with the proposal so that the information provided or required to be provided in such request or demand is true and correct as of the record date of the annual meeting and through the date of the meeting or any adjournment or postponement thereof.

No person may be nominated by a shareholder for election to the Board unless nominated in accordance with Section 2.14 of the Company’s Bylaws.

2013 ANNUAL REPORT ON FORM 10-K

Shareholders who wish to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in the form filed with the SEC should address a written request to Corporate Secretary, Scott’s Liquid Gold-Inc., 4880 Havana Street, Suite 400, Denver, Colorado 80239. The Company’s annual report to shareholders consists of such Form 10-K and accompanies this Proxy Statement.

SOLICITATION OF PROXIES

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, e-mail, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.

OTHER BUSINESS

Except as discussed in this Proxy Statement, there are no other matters that the Board intends to present for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, or if a person named as a Company nominee for election as a Director should decline or be unable to serve, the persons named as proxy holders are authorized to vote the shares according to their discretion. If the Chairman of the Annual Meeting determines that any matter is not properly brought before the Annual Meeting, the Chairman will announce this at the Annual Meeting and the matter will not be considered.

The above Notice and Proxy Statement are sent by order of the Board.

/s/ Barry J. Levine

Corporate Secretary

Denver, Colorado

April 28, 2014

APPENDIX A

COMPENSATION COMMITTEE CHARTER

SCOTT’S LIQUID GOLD-INC.

COMPENSATION COMMITTEE RESOLUTION

April 2011

RESOLVED, that the members of the Compensation Committee shall consist of at least two or more outside Directors of the Company as determined by the Board of Directors from time to time;

RESOLVED, that the Compensation Committee of the Board of Directors shall have the following authority and responsibilities:

1. To review the development of an executive compensation philosophy for the Company; and to obtain all relevant data and information to perform its functions, including the retention of outside consultants at the Company’s expense, if necessary;

2. To review all executive compensation proposals, including recommendations as to salaries, bonuses, determinations of stock grants under various stock plans and other executive benefits and perquisites;

3. To review the duties and responsibilities of the executive officers over time; and to recommend adjustments to compensation of executive officers up or down as appropriate;

4. To review the appropriate mix of variable versus fixed compensation for the Company’s executives and to make recommendations on this issue, as appropriate;

5. To review the Company’s bonus and other long-term incentive plans and to determine if procedures followed historically are the most effective; and

6. To consider, subject to approval by the whole Board of Directors and/or the shareholders where necessary and appropriate, any request or proposal for any loan by the Company to directors, officers or other insiders of the Company.

A-1

SCOTT’S LIQUID GOLD-INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74700-P51061-Z62764                    KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SCOTT’S LIQUID GOLD-INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:
1. Election of Directors		☐	☐	☐
Nominees:
01) Sharon D. Garrett 02) Mark E. Goldstein 03) Gerald J. Laber, CPA	04) Barry J. Levine 05) Philip A. Neri

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M74701-P51061-Z62764

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2014

The enclosed proxy is solicited by and on behalf of the Board of Directors of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held at 9:00 a.m., Mountain Time, on Wednesday, June 4, 2014 at the Doubletree by Hilton, 3203 Quebec Street, Denver, Colorado 80207, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the shareholders of the Company on or about April 30, 2014.

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.

By signing the proxy, you revoke all prior proxies and appoint Mark E. Goldstein and Barry J. Levine and each of them acting in the absence of the other, with full power of substitution, as your proxies to vote all the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof.

If no choice is specified, the proxy will vote “FOR” the election of directors. The proxy may vote in his discretion on such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side